UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2026

HWH International Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41254	87-3296100
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4800 Montgomery Lane, Suite 210 Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3955

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HWH	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Securities Purchase Agreement

On May 27, 2026, HWH International Inc., a Nevada corporation (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with Smart Dynamics Technology Limited (the “Purchaser”), pursuant to which the Company will sell (i) 20,000,000 (twenty million) fully paid, non-assessable shares of its Common Stock and (ii) warrants to purchase up to 160,000,000 (one hundred and sixty million) shares of the Company’s common stock at an exercise price of $0.63 per share, exercisable immediately and expiring on the fourth anniversary of the closing of the transactions contemplated by the Securities Purchase Agreement for an aggregate purchase price of $10,000,000 (the “PIPE”).

The Securities Purchase Agreement was made and entered into pursuant to the terms of that certain Term Sheet entered into by the Company and the Purchaser on May 5, 2026.

On June 8, 2026, the Company entered into Amendment No. 1 to the Securities Purchase Agreement with the Purchaser (the “Amendment”). The Amendment amends the Securities Purchase Agreement in order to: (i) add a closing condition to require the Company’s receipt of an extension from Nasdaq to regain compliance with the stockholders’ equity continued listing requirement; (ii) amend the definition of “Purchaser Consent Matter” in the Securities Purchase Agreement to explicitly permit affiliates of the Company to invest $500,000 into the Company; and (iii) include the proposed investment by affiliate of the Company in Section 3.1(f) of the Securities Purchase Agreement, Capitalization.

The above description of the PIPE is qualified in its entirety by reference to the Securities Purchase Agreement attached as Exhibit 10.2 to this current report and incorporated herein by reference, as amended by the Amendment attached as Exhibit 10.1 to this current report.

The closing of the PIPE will be subject to standard closing conditions, including the approval by the stockholders of the Company holding a majority of the Company’s common stock.

This current report on Form 8-K is neither an offer to sell nor the solicitation of an offer to buy any securities. The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act.

Stock Purchase Agreement with Alset Inc.

On June 8, 2026 the Company entered into a Stock Purchase Agreement with Alset Inc. (“Alset”), pursuant to which Alset agreed to purchase 250,000 shares of the Company’s common stock (the “Shares”) for a total of $500,000, representing a purchase price of $2.00 per share. Alset is the majority shareholder of the Company, and immediately prior to the effectiveness of the Stock Purchase Agreement, Alset directly and through its subsidiaries owned 79.8% of the issued and outstanding shares of HWH common stock.

Following this investment, Alset directly and through its subsidiaries will now own 80.5% of the issued and outstanding shares of HWH common stock, prior to the closing of the PIPE described above.

Our Chairman and Chief Executive Officer, Chan Heng Fai, is also the Chairman, Chief Executive Officer and majority stockholder of Alset. In addition, the four other members of our board of directors are also directors of Alset, and two of our officers are also officers or directors of Alset.

Alset’s investment is intended to support the growth and development of HWH prior to the PIPE described above.

The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Stock Purchase Agreement, a copy of which is filed as Exhibit 10.5 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth under Item 1.01 is incorporated by reference into this Item 3.02. The sale of securities contemplated by the Stock Purchase Agreement between the Company and Alset was completed on June 9, 2026.

The securities described above under Item 1.01 have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from the registration requirements of the Securities Act by virtue of Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Securities Purchase Agreement between HWH International Inc. and Smart Dynamics Technology Limited, dated as of June 8, 2026.
10.2	Securities Purchase Agreement between HWH International Inc. and Smart Dynamics Technology Limited, dated as of May 27, 2026, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2026.
10.3	Form of Common Stock Purchase Warrant, incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 27, 2026.
10.4	Term Sheet, between HWH International Inc. and Smart Dynamics Technology Limited, dated as of May 5, 2026, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2026.
10.5	Stock Purchase Agreement, between Alset Inc. and HWH International Inc., dated as of June 8, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

HWH INTERNATIONAL INC.

Dated: June 9, 2026	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Chief Financial Officer